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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-45725 and No. 333-39944 of Hamilton Bancorp Inc. on Form S-8 of our report dated May 25, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty as described in
Note 8), appearing in this Annual Report on Form 10-K of Hamilton Bancorp Inc. for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida
June 7, 2001